EXHIBIT 10.1

6400 Fiddlers Green Circle, Suite 1400 Greenwood Village, Colorado 80111 Phone: 1-844-SOBRSAFE (762-7723) www.sobersafe.com

March 4, 2024

Convertible Debt Holder

Re: Inducement Offer to Convert Convertible Notes

Dear Holder:

SOBR Safe, Inc. (the “Company”) is pleased to offer to you (the “Holder”) the opportunity to convert some or all of the Senior Convertible Notes issued on March 9, 2023 (the “Applicable Notes”) currently held by Holder at a reduced conversion price pursuant to Section 7(b) of the Applicable Notes equal to the lesser of (i) $0.6200 and (ii) the then existing conversion price of the Applicable Notes (such lesser price, the “Notes Conversion Price”). The reduction of the conversion price to the Notes Conversion Price shall be contingent upon, and shall apply to, the Holder’s simultaneous conversion of a minimum of 25% of the principal amount of Applicable Notes held by Holder on the date hereof (not including any accrued and unpaid interest or interest capitalized from and after the issuance date of the Applicable Notes). Upon such initial conversion, the reduction of the Notes Conversion Price shall continue indefinitely. Also, if and only if Holder elects to convert 25% or more of the principal amount of the Applicable Notes held by Holder on the date hereof (not including any accrued and unpaid interest or interest capitalized from and after the issuance date of the Applicable Notes), the exercise price in the Common Stock Purchase Warrants issued on March 9, 2023 (the “Applicable Warrants”) currently held by Holder shall be permanently reduced to equal the lesser of (i) $0.6200 and (ii) the then existing exercise price of the Applicable Warrants (such lesser price, the “Warrants Exercise Price”). The shares of common stock of the Company underlying the Applicable Notes (the “Conversion Shares”) are eligible for resale pursuant to Rule 144 of the Securities Act. The shares of common stock of the Company underlying the Applicable Warrants (“Warrant Shares”) have been registered for resale pursuant to registration statement Form S-1 (File No. 333-271247) (the “Registration Statement”). The Registration Statement is currently effective and, upon exercise of the Applicable Warrants as contemplated by this letter agreement, will be effective for the resale of the Warrant Shares. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Applicable Notes.

Expressly subject to the paragraph immediately preceding this paragraph, Holder may accept this offer by signing this letter below and converting some or all of the Applicable Notes pursuant to the terms contemplated hereby. The Company hereby notifies Holder that after giving effect to any conversion of Applicable Notes with the Notes Conversion Price, pursuant to anti-dilution provisions set forth in the warrants issued on September 28, 2022, the exercise price set forth therein will be reduced to the Notes Conversion Price.

Additionally, the Company agrees to the representations, warranties and covenants set forth on Annex A attached hereto.

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6400 Fiddlers Green Circle, Suite 1400 Greenwood Village, Colorado 80111 Phone: 1-844-SOBRSAFE (762-7723) www.sobersafe.com

On or about 8:00 am ET on March 4, 2024, the Company shall file a Current Report on Form 8-K with the SEC disclosing all material terms of the transactions contemplated hereunder, including to the extent applicable the effect of such transactions on other outstanding securities of the Company. From and after the filing of such Current Report, the Company represents to Holder that it shall have publicly disclosed all material, non-public information delivered to Holder or Holder’s affiliates by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees, affiliates or agents. In addition, effective upon the issuance of such Current Report, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or affiliates, on the one hand, and Holder or any of Holder’s affiliates on the other hand, shall terminate and be of no further force or effect. The Company represents, warrants and covenants that, upon acceptance of this offer, the shares underlying the Applicable Notes and Applicable Warrants shall be issued free of any legends or restrictions on resale by Holder and all of the Conversion Shares and Warrant Shares shall be delivered electronically through the Depository Trust Company within the time periods referenced in the Applicable Notes and Applicable Warrants. The terms of the Applicable Notes, including but not limited to the obligations to deliver the Conversion Shares, shall otherwise remain in effect (including but not limited to any liquidated damages and compensation in the event of late delivery of the Conversion Shares). The terms of the Warrants, including but not limited to the obligations to deliver the Warrant Shares, shall otherwise remain in effect (including but not limited to any liquidated damages and compensation in the event of late delivery of the Warrant Shares).

From the date hereof until April 1, 2024, neither the Company, nor any Subsidiary shall (A) directly or indirectly, file any registration statement or any amendment or supplement thereto with the Commission other than registration statements on Form S-8, (B) conduct a Subsequent Financing (as defined in the SPA), or (C) be party to any solicitations, negotiations or discussions with regard to the foregoing.

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6400 Fiddlers Green Circle, Suite 1400 Greenwood Village, Colorado 80111 Phone: 1-844-SOBRSAFE (762-7723) www.sobersafe.com

To accept this offer, Holder must counter execute this letter agreement and return the fully executed agreement to the Company by e-mail at: chris.whitaker@sobrsafe.com.

Please do not hesitate to call me if you have any questions.

Sincerely yours,

SOBR SAFE, INC.

By:
Name:
Title:

Accepted and Agreed to:

Name of Holder: _____________________________________________________

Signature of Authorized Signatory of Holder: _________________________________

Name of Authorized Signatory: _______________________________________________

Title of Authorized Signatory: _______________________________________________

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6400 Fiddlers Green Circle, Suite 1400 Greenwood Village, Colorado 80111 Phone: 1-844-SOBRSAFE (762-7723) www.sobersafe.com

Annex A

Representations, Warranties and Covenants of the Company. The Company hereby makes the following representations and warranties to the Holder:

(a) Affirmation of Prior Representations, Warranties and Covenants. The Company hereby represents and warrants to the Holder that the Company’s representations and warranties as set forth in Article III and the Company’s covenants listed in Article IV of that certain Securities Purchase Agreement, dated March 7, 2023, between the Company and the investors listed thereto (the “SPA”), together with any updates in the Company’s public reports filed with the SEC subsequent to the SPA (including without limitation the going concern limitation disclosed in the Company’s quarterly report on Form 10-Q for the quarterly period ended September 30, 2023), are true and correct as of the date hereof and have been fully performed as of the date hereof.

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this letter agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith. This letter agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c) No Conflicts. The execution, delivery and performance of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any liens, claims, security interests, other encumbrances or defects upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which such Company is a party or by which any property or asset of the Company is bound or affected; or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except, in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company, taken as a whole, or in its ability to perform its obligations under this letter agreement.

(d) Nasdaq Corporate Governance. The transactions contemplated under this letter agreement, comply with all rules of the Nasdaq Capital Market.

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